EXHIBIT
                                                          10.56

FIRST AMENDMENT TO AMENDED AND RESTATED
  LOAN AND SECURITY AGREEMENT

         This First Amendment to Amended and Restated Loan and Security Agreement ("Amendment"), dated April 27, 1998, is made by and among STAFF BUILDERS, INC., with a place of business at 1983 Marcus
Avenue, Lake Success, NY 11042, the direct and indirect
Subsidiaries of Staff Builders, Inc. listed on the signature pages attached hereto (all of the foregoing severally a "Borrower" and jointly "Borrowers"), ADVANCED MANAGEMENT SOLUTIONS, INC., a
Delaware corporation ('Advanced Management') and MELLON BANK, N.A.
("Lender").


                                                       Background

         A. Lender and Borrowers are parties to a certain Amended and Restated Loan and Security Agreement, dated January 8, 1997 (as amended, modified, supplemented or replaced from time to time, 'Loan Agreement'). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Loan
Agreement.

         B. Lender and Borrowers desire to modify the terms and conditions of the Loan Agreement as more fully described herein.


         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

         1.       Joinder.

                  (a) Advanced Management hereby joins in, assumes, adopts, and becomes a Co-Borrower under the Loan Agreement, the Revolving Credit Note and all other Loan Documents. All references to Borrowers contained in the Loan Agreement, Revolving Credit Note and other Loan Documents are hereby deemed, for all purposes, to also refer to and include Advanced Management as a Borrower and Advanced Management hereby agrees that it has become a party to and agrees to comply with all of the terms and conditions of the Loan Agreement, Revolving Credit Note and other Loan Documents as if it were an original signatory thereto.

                  (b) Without limiting the generality of the provisions of subparagraph (a) above, Advanced Management is therefore liable, on a joint and several basis, with each other Borrower, for all Obligations now or at any time outstanding under the Loan
Documents, as amended hereby or as may hereafter be amended, supplemented or replaced and (ii) as security for the payment of all Obligations and performances of all covenants and undertakings in the Loan Documents, Advanced Management assigns and grants to Lender a continuing first lien on and security interest in all of the items and types of Collateral described in Section 3.1 of the Loan Agreement and agrees to execute and deliver to Lender UCC-1 financing statements for filing in all jurisdictions which Lender may deem appropriate.

         2. Section 1 of the Loan Agreement is modified by deleting the definitions of 'Cash Flow Coverage Ratio' and 'Loans'in their entirety and replacing them with the following:

                  Cash Flow Coverage Ratio - For the fiscal period, the ratio of (a) the sum of (i) Net Income plus (ii) depreciation plus (iii) amortization to (b) the sum of
         (i) the Unfunded Capital Expenditures plus (ii) the long term indebtedness repaid plus (iii) the cash consideration for permitted acquisitions actually paid pursuant to Section 7.2.

                  Loans - All advances and extensions of credit under the Revolving Credit and the Acquisition Line.


         3. Subsection 2.1(c) of the Loan Agreement is deleted in its entirety and replaced with the following:

                            (c) The term ("Initial Term") of the Revolving Credit and Acquisition Line shall expire on July 31,
         2000. On such date, all Obligations of Borrowers to Lender of every kind whatsoever in connection with the Revolving Credit and Acquisition Line, unless sooner accelerated by Lender in accordance with Section 8 below, shall be due and payable in full and after which date no further advances or extensions of credit shall be available from Lender.


         4. Section 2.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  2.2 Revolving Credit - Borrowing Base: Subject to the terms and conditions of this Agreement, Advances under the Revolving Credit shall be considered against and shall at no time exceed up to the lesser of (i) seventy-five percent (75%) of Borrowers' Qualified
         Accounts due from a Qualified Payor less the outstanding principal balance under the Stock Repurchase Sublimit or
         (ii) The Maximum Revolving Credit Amount less the outstanding principal balance under the Acquisition Line
         ("Borrowing Base").


         5. Section 2.5 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  2.5       Acquisition Line:
                            (a) Lender hereby establishes for the benefit of Borrowers an Acquisition Line (the "Acquisition Line") in an amount up to the maximum principal sum of Twenty
         Five Million Dollars ($25,000,000) at any one time outstanding, provided however, that an amount not to exceed Ten Million Dollars ($10,000,000) of the
         Acquisition Line shall only be used by Borrowers from time to time to repurchase the capital stock of any of the Borrowers ('Stock Repurchase Sublimit') and that an amount not to exceed Fifteen Million Dollars
         ($15,000,000) of the Acquisition Line shall only be used by Borrowers from time to time to finance the intangible portion of all other acquisitions by Borrowers.

                            (b) At no time shall the sum of the principal balance of Advances outstanding under the Acquisition
         Line and the Revolving Credit exceed the Maximum
         Revolving Credit Amount.

                            (c)      Each requested Advance under the
         Acquisition Line (except for requested Advances under the Stock Repurchase Sublimit) is subject to Lender's approval and must be made at least thirty (30) days prior to the date of the requested approval.

                            (d)      Each requested Advance under the
         Acquisition Line (except for requested Advances under the Stock Repurchase Sublimit) must be accompanied by the following (all in form and substance acceptable to the Lender):

                                     (i) Historical and projected
                  financial information regarding the company to be acquired;

                                     (ii) A proforma opening balance
                  sheet of company to be acquired;

                                     (iii) A statement of the sources and use
                  of cash;

                                     (iv) The draft acquisition agreement
                  or term sheet for the acquisition; and

                                     (v) All other documents and
                  information that Lender may request.

                            (e) Each company to be acquired in connection with a Loan under the Acquisition Line (except for a Loan under the Stock Repurchase Sublimit) must be in the same general business as the Borrowers.

                            (f) Each Loan under the Acquisition Line (except for Loans under the Stock Repurchase Sublimit which are repaid pursuant to Subsection (h) of this
         Section 2.5) shall be fully amortized over 12-48 months depending on the acquisition as determined by Lender in its sole discretion.

                            (g) Each requested Advance under the Stock Repurchase Sublimit is subject to Lender's approval and must be made at least two (2) days prior to the date of the requested approval.

                            (h)      Borrowers may repay to Lender the
         outstanding principal balance of each Advance under the Stock Repurchase Sublimit in monthly installments not to exceed One Million Dollars ($1,000,000), commencing sixty
         (60) days after the date of such Advance, provided however, that Borrowers maintain, for a period of five
         (5) days prior to each monthly payment, an average minimum excess availability of not less than Seven
         Million Five Hundred Thousand Dollars ($7,500,000), after giving effect to such payment. Each monthly payment made pursuant to this Subsection (h) shall be funded by an Advance under the Revolving Credit in an amount equal to the monthly payment. Any amounts under the Stock
         Repurchase Sublimit, including principal, accrued and unpaid interest, costs and expenses outstanding as of the date of termination or expiration of the Acquisition Line shall be paid in full by Borrowers to Lender on such date.


         6. Section 2.7 of the Loan Agreement is modified by adding the following new Subsection (e):

                            (e) After an amount equal to Three Million
         Dollars ($3,000,000) has been advanced under the Stock
         Repurchase Sublimit, Borrowers shall pay to Lender a utilization fee ('Utilization Fee') in an amount equal to one percent (1%) of all amounts thereafter advanced under the Stock Repurchase Sublimit.


         7. Subsection 6.12(e) of the Loan Agreement is deleted in its entirety and replaced with the following:

                            (e) Book Net Worth: Borrowers shall have and maintain at all times a Book Net Worth, measured at the end of each fiscal year, of not less than the following amounts with respect to the corresponding period:

                       Amount                               Period

         $40,926,000                           For the fiscal year ending
                                               February 28, 1998;

         The greater of (i) the                For the fiscal year ending
         actual Book Net Worth as              February 28, 1999 and for each
         of such date or (ii) the              fiscal year thereafter (each
         covenant amount of Book               respective year end covenant
         Net Worth as of the last              amount to be maintained
         day of the immediately                through the next to last day
         preceding fiscal year                 of the following fiscal year).
         plus $3,000,000.

         The covenant amount of Book Net Worth shall be increased by the amount of net proceeds of any sale of capital stock, options or warrants at the time of such sale and shall be decreased by any permitted repurchases of common stock at the time of such repurchase.


         8. Subsection 6.12(f) of the Loan Agreement is deleted in its entirety and replaced with the following:

                       (f) Senior Debt to Book Net Worth Ratio:
         Borrowers shall have and maintain a ratio of Senior Debt to Book Net Worth of not more than 2.78 to 1.00 for fiscal year ending February 28, 1998; 3.00 to 1.00 at all times thereafter.


         9. Subsection 6.12(g) of the Loan Agreement is deleted in its entirety and replaced with the following:

                       (g) Cash Flow Coverage Ratio: Borrowers shall have and maintain a Cash Flow Coverage Ratio of not less than 1.33 to 1.00 for fiscal year ending February 28, 1998; 1.25 to 1.00 for fiscal year ending February 28, 1999; 1.35 to 1.00 for fiscal year ending February 29, 2000.


         10. Section 7.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  7.2 Acquisitions: Neither Borrowers nor any Subsidiaries shall acquire all or a material portion of the stock, securities or assets of any Person in any transaction or in any series of related transactions or enter into any sale or leaseback transaction without prior written approval of Lender. Provided, however, if, after giving effect to the potential acquisition:

                       (a) Borrowers may acquire all or a material portion of the stock, securities or assets of any Person
         (except any of the Borrowers) in any transaction or in any series of related transactions or enter into any sale or leaseback transaction for an amount not to exceed
         Three Million Dollars ($3,000,000) in the aggregate for all transactions during any fiscal year, so long as (i)
         No Event of Default has occurred or would occur with the giving of notice, the passage of time, or both, (ii)
         Borrowers have a minimum excess availability of $10,000,000 for a period of thirty (30) days prior to and on the date of such acquisition, and (iii) there are no outstanding Advances under the Acquisition Line; and

                       (b) Borrowers may acquire all or a material portion of the stock, securities or assets of any Person
         (except any of the Borrowers) in any transaction or in any series of related transactions or enter into any sale or leaseback transaction for an amount not to exceed One
         Million Dollars ($1,000,000) in the aggregate for all transactions during any fiscal year, so long as (i) No
         Event of Default has occurred or would occur with the giving of notice, the passage of time, or both, and (ii)
         Borrowers have a minimum excess availability of $7,500,000 for a period of thirty (30) days prior to and on the date of such acquisition.

                       (c) At no time shall the sum for all transactions permitted under Subsections (a) and (b) of this Section 7.2 exceed Three Million Dollars
         ($3,000,000) in the aggregate during any fiscal year.


         11. Section 7.6 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  7.6       Distributions, Redemptions and Other
         Indebtedness: None of the Borrowers shall other than in connection with the Closing:

                       (a) declare, pay or make any forms of
         Distribution to its shareholders, their successors and assigns, except as permitted in Section 2.5;

                       (b) make any payments on any existing or future indebtedness for borrowed money to any Person other than a Borrower (including subordinated indebtedness) except for payments to the holders of the indebtedness listed on
         Exhibit 7.6 in accordance with the existing terms of such indebtedness; or

                       (c) hereafter borrow money from any Person other than Lender or, if in the ordinary course, another
         Borrower.


         12. Waiver. An Event of Default has occurred under Subsection 8.1(t) of the Loan Agreement as a result of the departure of Gary Tighe from the management of Borrowers. Lender hereby waives such Event of Default. This waiver relates only to the departure of Gary Tighe and compliance with Subsection 8.1(t) of the Loan Agreement shall be required for all periods hereafter. This waiver shall in no way constitute a waiver of any other Event of Default now existing or at any time hereafter occurring and shall in no way obligate Lender to provide any further waiver of the same or similar Events of Default at any time in the future.


         13. Amendment Fee. In consideration of the agreements and undertakings of the Lender set forth in this Amendment, and contemporaneously with the execution hereof, Borrowers shall pay to Lender an amendment fee of Fifty Thousand Dollars ($50,000) (the
'Amendment Fee').


         14. Conditions to Closing. Lender's obligation to enter into this Amendment are subject to the following conditions having been satisfied in full to Lender's satisfaction:

                  (a)       Execution and delivery of this Amendment to Lender;

                  (b) Execution and delivery by Advanced Management of an allonge to the Revolving Credit Note;

                  (c) Execution and delivery by Advanced Management of an allonge to Term Note A (Acquisition Line);

                  (d) Execution and delivery by Advanced Management of UCC-1 financing statements for filing in all jurisdictions which Lender may deem appropriate;

                  (e) Delivery of certified copies of resolutions of Borrowers' board of directors authorizing execution of this Amendment and each document required under any provision hereof;

                  (f) Delivery of certified copies of resolutions of Advanced Management's board of directors authorizing execution of this Amendment and each document required under any provision hereof;

                  (g) Execution and delivery of such other documents, instruments and writings, in form satisfactory to Lender, as Lender may reasonably require to carry out the intentions of parties hereunder;

                  (h) Except as set forth in Section 12 of this Amendment, no Event of Default shall have occurred under the Loan Agreement and be continuing and no event shall have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement;

                  (i)       Payment of the Amendment Fee by Borrowers to Lender;
                       and

                  (j) Payment or reimbursement to Lender for all legal expenses incurred by Lender to analyze, prepare and negotiate and conclude this Amendment and all related agreements and transactions described herein.


         15. Representations and Warranties. Borrowers represent and warrant to Lender that:

                  15.1 The execution, delivery and performance by Borrowers of this Amendment and the transactions contemplated herein:

                       (a) are and will be within Borrowers' corporate powers;

                       (b) have been authorized by all necessary corporate action;

                       (c) are not and will not be in contravention of any order of any court or other agency of government, or of any law to which any Borrower or property of any Borrower is bound; and

                       (d) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or property of any Borrower is bound.

                  15.2 This Amendment and any other agreements, instruments or documents executed and/or delivered in connection herewith, shall be valid, binding and enforceable against Borrowers in accordance with their respective terms.

                  15.3 Borrowers hereby reassert each of the representations and warranties contained in the Loan Agreement and all related agreements, instruments and documents and all such representations and warranties are true and correct as of the date hereof.

                  15.4 Borrowers hereby reassert each of the covenants, whether affirmative or negative, contained in the Loan Agreement and all related agreements, instruments and documents and all such covenants are incorporated herein by reference and made part hereof.

                  15.5 Borrowers represent to Lender that no Event of Default and no event which, with the passage of time, giving of notice or both would become an Event of Default under the Loan
Agreement, has occurred or is existing.


         16. Collateral. Borrowers hereby confirm and agree that all security interests and liens granted to Lender continue unimpaired and in full force and effect and shall continue to cover and secure the indebtedness of Borrowers to Lender to the full extent set forth in the Loan Agreement as amended, including, without limita-tion, all of Borrowers' liabilities under the Loans. All
Collateral remains free and clear of all liens other than those in favor of Lender. Nothing herein contained is intended to in any way impair or limit the validity, priority or extent of Lender's security interest in and liens upon the Collateral.


         17. Incorporation. This Amendment shall amend and is incorporated into and made part of the Loan Agreement. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Loan Agreement, the terms and provisions hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Loan Agreement continue unchanged and remain in full force and effect.


         18. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.


         19. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.





                           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                                  LENDER:

                                                  Mellon Bank, N.A.


                                                  By:/s/ Jeffrey G. Saperstein
                                                  Jeffrey G. Saperstein
                                                  Assistant Vice President


                                                  BORROWERS:

                                                  Staff Builders, Inc.,

                                                  a Delaware corporation

Albert Gallatin Home Care, Inc.,                  Albert Gallatin Services
                                                  Corporation,
a Delaware corporation                            a Pennsylvania corporation

ATC Healthcare Services,                          ATC Staffing Services, Inc.,
Incorporated,
a Georgia corporation                             a Delaware corporation

Careco, Inc.,                                     Ethicare Certified Services,
                                                   Inc.,
a Massachusetts corporation                       a New York corporation

Home Health Care, Inc.,                           Loving Home Care, Inc.,
a Maryland corporation                            a New York corporation

Medvisit, Inc.,                                   Professional Detail Services,
                                                           Inc.,
a North Carolina corporation                      a New York corporation

A Reliable Homemaker of Martin -                  S.B. Assured Home Care, Inc.,
St. Lucie County, Inc.,                              a Delaware corporation
a Florida corporation

S.B.H.F., Inc.,                                   Staff Builders, Inc.,
a New York corporation                            a New York corporation

Staff Builders Home Health Care,                  Staff Builders
Inc.                                                 International,Inc.,
a Delaware corporation                            a New York corporation


                                           [Borrowers continued on next page]




                                        [Borrowers continued from previous page]

Staff Builders Personnel                       Staff Builders
Services, Inc.                                 Prescription Services, Inc.,
a New York corporation                           a New York corporation

Staff Builders Services, Inc.,                 St. Lucie Home Health Agency,
                                                  Inc.,
a New York corporation                          a Florida corporation

T.L.C. Home Health Care, Inc.,                  T.L.C. Medicare Services, Inc.,
a Florida corporation                            a Delaware corporation
T.L.C. Medicare Services                        T.L.C. Medicare Services of
Broward, Inc.                                       Dade, Inc.,
a Florida corporation                            a Florida corporation

T.L.C. Midwest, Inc.,                           Tender Loving Care Health Care
                                                 Services, Inc.
a Delaware corporation                           a Connecticut corporation

Tender Loving Care Home Care                    Tender Loving Care Private
Services Inc.                                    Patient Company, Inc.
a New York corporation                           a Florida corporation

U.S. Ethicare Corporation,                       U.S. Ethicare Albany
                                                  Corporation,
a Delaware corporation                            a New York corporation

U.S. Ethicare Chautauqua                         U.S. Ethicare Erie
Corporation                                       Corporation,
a New York Corporation                            a New York Corporation

U.S. Ethicare Niagara Corporation,               U.S. Ethicare Onondaga
                                                  Corporation,
a New York corporation                            a New York corporation

By:/s/ Dale R. Clift
Name: Dale R. Clift
Title:Executive V.P.

On behalf of and as EVP of each of the foregoing Borrowers


Attest:/s/ Willard T. Derr
Name:Willard T. Derr
Title:Senior V.P.

On behalf of and as Senior V.P. of each of the foregoing Borrowers




                                     [Signatures continued on next page]


                                  [Signatures continued from previous page]


                                          NEW BORROWER:
                                          Advanced Management Solutions, Inc.,
                                            a Delaware corporation


                                          By:/s/ Dale R. Clift
                                          Name:Dale R. Clift
                                          Title:Executive V.P.


                                          Attest:
                                          Name:
                                          Title: